UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                          SCHEDULE 14A INFORMATION
                          ------------------------

 Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                                    1934

Filed by the Registrant  [ X ]
Filed by a Party other than the Registrant  [   ]


Check the appropriate box:

[   ]   Preliminary Proxy Statement
[   ]   Confidential,  for  Use  of the Commission Only (as permitted by rule
        14a-6(e)(2))
[ X ]   Definitive Proxy Statement
[   ]   Definitive Additional Materials
[   ]   Soliciting Material Pursuant to 240.14a-12

                          WERNER ENTERPRISES, INC.
-----------------------------------------------------------------------------
(Name of Registrant as Specified In Its Charter)

-----------------------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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             pursuant  to  Exchange  Act  Rule  0-11 (set forth the amount on
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[   ]   Fee paid previously with preliminary materials.
[   ]   Check box if any part of the  fee is offset as  provided by  Exchange
        Act Rule 0-11(a)(2) and identify the filing for which  the offsetting
        fee  was   paid   previously.   Identify  the   previous  filing   by
        registration statement number, or the Form or Schedule and the date of its filing.

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

                      [LOGO OF WERNER ENTERPRISES, INC.]
                            Post Office Box 45308
                         Omaha, Nebraska  68145-0308
                          ________________________

                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD MAY 9, 2006
                          ________________________


Dear Stockholders:

     It is a pleasure to invite you to the 2006 Annual Meeting of Stockholders of Werner Enterprises, Inc. (the "Company") to be held at the Embassy Suites, 555 South 10 Street, Omaha, Nebraska, on Tuesday, May 9, 2006, at 10:00 a.m. local time. The Embassy Suites is located just a few blocks south and east of the downtown Omaha business area. The meeting will be held for the following purposes:

     1. To elect directors to serve until the end of their term and until their successors are elected and qualified.

     2. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Stockholders of record at the close of business on March 20, 2006, will be entitled to vote at the meeting or any adjournment thereof.

     At the meeting, Clarence L. Werner and members of the Company's management team will discuss the Company's results of operations and business plans. Members of the Board of Directors and the Company's management will be present to answer your questions.

     A copy of the Company's Annual Report to Stockholders for the year ended December 31, 2005 is enclosed.

     As stockholders, we encourage you to attend the meeting in person. Whether or not you plan to attend the meeting, we ask you to sign, date, and mail the enclosed proxy, or vote your shares by telephone or via the Internet, as promptly as possible in order to make sure that your shares will be voted in accordance with your wishes at the meeting in the event that you are unable to attend. A self-addressed, postage-paid return envelope is enclosed for your convenience, as well as instructions for alternative means of voting. If you attend the meeting, you may vote by proxy or you may revoke your proxy and cast your vote in person.

                                        By Order of the Board of Directors


                                        /s/ James L. Johnson

                                        James L. Johnson
                                        Senior Vice President, Controller
                                          and Corporate Secretary

Omaha, Nebraska
April 4, 2006

                          WERNER ENTERPRISES, INC.
                            Post Office Box 45308
                         Omaha, Nebraska  68145-0308
                              ________________

                             PROXY STATEMENT FOR
                       ANNUAL MEETING OF STOCKHOLDERS
                                 MAY 9, 2006
                          ________________________

                                INTRODUCTION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") for the Annual Meeting of Stockholders of Werner Enterprises, Inc. (the "Company") to be held on Tuesday, May 9, 2006, at 10:00 a.m. local time, at the Embassy Suites, 555 South 10 Street, Omaha, Nebraska, and at any adjournments thereof. The meeting will be held for the purposes set forth in the notice of such meeting on the cover page hereof. The Proxy Statement, Form of Proxy, and Annual Report to Stockholders are being mailed by the Company on or about April 4, 2006.

     A Form of Proxy for use at the Annual Meeting of Stockholders is enclosed together with a self-addressed, postage-paid return envelope. Alternatively, most stockholders may vote by telephone or via the Internet instead of returning the enclosed form. Stockholders should refer to the voting form or other voting instructions included with the proxy materials for information on the voting methods available.

     Any stockholder who executes and delivers a proxy has the right to revoke it at any time prior to its use at the Annual Meeting. Revocation of a proxy may be effected by filing a written statement with the Secretary of the Company revoking the proxy, by executing and delivering to the Company a subsequent proxy before the meeting, or by voting in person at the meeting. A proxy, when executed and not revoked, will be voted in accordance with the authorization contained therein. Unless a stockholder specifies otherwise on the Form of Proxy, all shares represented will be voted FOR the election of all nominees for director.

     The cost of soliciting proxies, including the preparation, assembly and mailing of material, will be paid by the Company. Directors, officers, and regular employees of the Company may solicit proxies by telephone, electronic communications, or personal contact, for which they will not receive any additional compensation in respect of such solicitations. The Company will also reimburse brokerage firms and others for all reasonable expenses for forwarding proxy material to beneficial owners of the Company's stock.

     As a matter of policy, proxies, ballots, and voting tabulations that identify individual stockholders are kept private by the Company. Such documents are available for examination only by certain representatives associated with processing proxy cards and tabulating the vote. The vote of any stockholder is not disclosed, except as may be necessary to meet legal requirements.

                     OUTSTANDING STOCK AND VOTING RIGHTS

     On March 20, 2006, the Company had 79,021,537 shares of its $.01 par value Common Stock outstanding. At the meeting, each stockholder will be entitled to one vote, in person or by proxy, for each share of stock owned of record at the close of business on March 20, 2006. The stock transfer books of the Company will not be closed.

     With respect to the election of directors, stockholders of the Company, or their proxy if one is appointed, have cumulative voting rights under the laws of the State of Nebraska. That is, stockholders, or their proxy, may vote their shares for as many directors as are to be elected, or may cumulate such shares and give one nominee as many votes as the number of directors to be elected multiplied by the number of their shares, or may distribute votes on the same principle among as many nominees as they may desire. If a stockholder desires to vote cumulatively, he or she must vote in person or give his or her specific cumulative voting instructions to the designated proxy that the number of votes represented by his or her shares are to be cast for one or more designated nominees. A stockholder may also withhold authority to vote for any nominee (or nominees) by striking through the name (or names) of such nominees on the accompanying Form of Proxy.

     A properly executed proxy marked "ABSTAIN" with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will not have any effect on the outcome of the proposal for the election of directors. "Broker non-votes" are shares present by proxy at the Annual Meeting and held by brokers or nominees as to which instructions to vote have not been received from the beneficial owners and the broker or nominee does not have discretionary authority as to certain shares to vote on one or more matters. Broker non-votes will be counted at the meeting for purposes of determining a quorum, but will not be counted at the meeting for purposes of calculating the vote with respect to such matter. Accordingly, a broker non-vote will not have any effect on the outcome of the voting proposal.

     On the date of mailing this Proxy Statement, the Board of Directors has no knowledge of any other matter which will come before the Annual Meeting other than the matters described herein. However, if any such matter is properly presented at the meeting, the proxy solicited hereby confers discretionary authority to the proxies to vote in their sole discretion with respect to such matters, as well as other matters incident to the conduct of the meeting.

           STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

     The Board of Directors has established a process by which stockholders and other parties who wish to communicate directly with the Lead Outside Director or with the independent directors as a group may do so by writing to Lead Outside Director, c/o Corporate Secretary at the address indicated on the first page of this Proxy Statement. A majority of the Company's independent directors has approved the process for collecting and organizing stockholder communications received by the Company's Corporate Secretary on the Board's behalf.

                         DIRECTOR NOMINATION PROCESS

     The Nominating Committee considers candidates for Board membership suggested by Board members, as well as management and stockholders. In accordance with the "Policy Regarding Director Recommendations by
Stockholders", it will consider candidates recommended by one or more stockholders that have individually or as a group owned beneficially at least two percent of the Company's issued and outstanding stock for at least one year. Stockholder recommendations must be submitted in writing with the required proof of compliance with stock ownership requirements, background information, and qualifications of the candidate to the Corporate Secretary not less than 120 days prior to the first anniversary of the date of the proxy statement relating to the Company's previous annual meeting (by December 5, 2006 for the 2007 Annual Meeting of Stockholders) in order for the candidate to be evaluated and considered as a prospective nominee.

     Generally, candidates for director positions should possess:

     * Relevant business and financial expertise and experience, including an understanding of fundamental financial statements;
     * The highest character and integrity and a reputation for working constructively with others;
     * Sufficient time to devote to meetings and consultation on Board matters; and
     * Freedom from conflicts of interest that would interfere with performance as a director.

     The Nominating Committee evaluates prospective nominees against certain minimum standards and qualifications, as listed in the "Nominating Committee Directorship Guidelines and Selection Policy". These include, but are not limited to, business experience, skills, talents, and the prospective nominee's ability to contribute to the success of the Company. The
Nominating Committee also considers other relevant factors, including the balance of management and independent directors, the need for Audit Committee expertise, and relevant industry experience. A prospective candidate nominated by a stockholder in accordance with the "Policy Regarding Director Recommendations by Stockholders" is evaluated by the Nominating Committee in the same manner as any other prospective candidate. The Company has not engaged and has not paid any fees to a third party to assist in the nomination process.

     The full text of the Company's "Policy Regarding Director Recommendations by Stockholders", including a list of information required to be submitted with the nomination by the recommending stockholder, and "Nominating Committee Directorship Guidelines and Selection Policy" may be found on the Company's website, www.werner.com. Stockholders may also request a copy of either policy by writing to the Corporate Secretary at the address indicated on the first page of this Proxy Statement.

                          ELECTION OF DIRECTORS AND
                       INFORMATION REGARDING DIRECTORS

     The Articles of Incorporation of the Company provide that there shall be two or three separate classes of directors, each consisting of not less than two, nor more than five, directors, and as nearly equal in number as possible. The Bylaws of the Company provide for eight directors, divided into three classes. The term of office of the directors in the third class expires at the 2006 Annual Meeting of Stockholders. Directors hold office for a term of three years. The term of office of the directors in the first and second classes will expire at the 2007 and 2008 Annual Meetings of Stockholders, respectively. Clarence L. Werner and Patrick J. Jung, current class III directors whose terms will expire at the 2006 Annual Meeting, and Duane K. Sather have been nominated for election at the meeting for terms expiring at the 2009 Annual Meeting and until their successors are duly elected and qualified. Jeffrey G. Doll, a class III director whose term expires at the 2006 Annual Meeting, has decided to not stand for re-election. Mr. Doll will continue to serve on the Board until the expiration of his current term at the 2006 Annual Meeting. Mr. Sather was recommended by the Chief Executive Officer for consideration by the Nominating Committee to fill this vacancy.

     Information concerning the names, ages, terms, positions with the Company, and/or business experience of each nominee named above and of the other persons whose terms as directors will continue after the 2006 Annual Meeting is set forth on the following pages. The Board has determined that Messrs. Timmerman, Steinbach, Bird, Jung, and Sather are independent as defined in the National Association of Securities Dealers ("NASD") Rule 4200.

                                                                                     Term
     Name               Position with Company or Principal Occupation                Ends
     ----               ---------------------------------------------                ----
Clarence L. Werner    Chairman of the Board and Chief Executive Officer              2006
Gary L. Werner        Vice Chairman                                                  2008
Gregory L. Werner     President and Chief Operating Officer                          2008
Gerald H. Timmerman   President of Timmerman & Sons Feeding Co., Inc. (1)            2007
Michael L. Steinbach  Owner of Steinbach Farms and Equipment Sales and
                      Steinbach Truck and Trailer (1)                                2008
Kenneth M. Bird       Superintendent - Westside Community Schools (1)                2007
Patrick J. Jung       Chief Operating Officer of Magnet Retail Advertising, LLC (1)  2006
Duane K. Sather (2)   Retired Chairman of Sather Companies                            N/A

__________
(1) Serves on audit committee, option committee, executive compensation committee, and nominating committee.
(2) Mr. Sather currently is not a board member and has been nominated for election at the 2006 Annual Meeting.

     Clarence L. Werner, 68, operated Werner Enterprises as a sole proprietorship from 1956 until its incorporation in September 1982. He has been a director of the Company since its incorporation and served as President until 1984. Since 1984, he has been Chairman of the Board and Chief Executive Officer of the Company.

     Gary L. Werner, 48, has been a director of the Company since its incorporation. Mr. Werner was General Manager of the Company and its predecessor from 1980 to 1982. He served as Vice President from 1982 until 1984, when he was named President and Chief Operating Officer of the Company. Mr. Werner was named Vice Chairman in 1991. From 1993 to April 1997, Mr. Werner also reassumed the duties of President.

     Gregory L. Werner, 46, was elected a director of the Company in 1994. He was a Vice President of the Company from 1984 to March 1996 and was Treasurer from 1982 until 1986. He was promoted to Executive Vice President in March 1996 and became President in April 1997. Mr. Werner has directed revenue equipment maintenance for the Company and its predecessor since 1981. He assumed responsibility for the Company's Management Information Systems in 1993, and also assumed the duties of Chief Operating Officer in 1999.

     Gerald H. Timmerman, 66, was elected a director of the Company in 1988. Mr. Timmerman has been President since 1970 of Timmerman & Sons Feeding Co., Inc., Springfield, Nebraska, which is a cattle feeding and ranching partnership with operations in three midwestern states.

     Michael L. Steinbach, 51, was elected a director of the Company in 2002. He has been the sole owner of Steinbach Farms and Equipment Sales, which buys and sells farm land and equipment and is located in Valley, Nebraska, since 1980. Mr. Steinbach has also been the sole owner of Steinbach Truck and Trailer, a semi-tractor and trailer dealership located in Valley, Nebraska, since 1997. Mr. Steinbach also farms or custom farms approximately six thousand acres of farmland.

     Kenneth M. Bird, 58, was appointed by the Board of Directors in 2002 to fill a vacant director position. He has been Superintendent of the Westside Community Schools in Omaha, Nebraska since 1992 and has held various administrative positions in the Westside School District since 1981. Dr. Bird was the Nebraska Superintendent of the Year in 1998 and has been recognized for his technology leadership and vision. Dr. Bird is very active in professional organizations on the local, state, and national levels, and also serves on a number of community and civic boards.

     Patrick J. Jung, 58, was elected a director of the Company in 2003. He is currently serving as the Chief Operating Officer of Magnet Retail Advertising, LLC. Prior to his position with Magnet Retail Advertising, LLC, Mr. Jung was a practicing certified public accountant with KPMG LLP for thirty years. Mr. Jung was the audit engagement partner on the Company's annual audit for the year ended December 31, 1999 prior to his retirement from KPMG LLP in 2000. Mr. Jung also currently serves on the Board of Directors of America First Real Estate Investment Partners, L.P. and the Board of Directors of Supertel Hospitality, Inc.

     Duane K. Sather, 61, is an investor and serves as a director of several privately-held companies that construct and operate ethanol plants. From 1972 to 1996, Mr. Sather was President of Sather Trucking Company, and from 1988 to 1996, Mr. Sather was Chairman of Sather Companies. In 1996, the Sather Companies were sold to Favorite Brands International.

     Gary L. Werner and Gregory L. Werner are sons of Clarence L. Werner.

     In the event that any nominee becomes unavailable for election for any reason, the shares represented by the accompanying form of proxy will be voted for any substitute nominees designated by the Board, unless the proxy withholds authority to vote for all nominees. The Board of Directors knows of no reason why any of the persons nominated to be directors might be unable to serve if elected, and each nominee has expressed an intention to serve if elected. There are no arrangements or understandings between any of the nominees and any other person pursuant to which any of the nominees was selected as a nominee.

     Assuming the presence of a quorum, directors shall be elected by a plurality of the votes cast by the stockholders of the outstanding shares of the Common Stock of the Company present in person or represented by proxy at the 2006 Annual Meeting of Stockholders and entitled to vote thereon.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF EACH NOMINEE TO THE BOARD OF DIRECTORS. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR UNLESS STOCKHOLDERS SPECIFY A CONTRARY VOTE.

Board of Directors and Committees

     The  Board  of Directors conducts its business through meetings  of  the
Board, actions taken by written consent in lieu of meetings, and by the actions of its Committees. The Company has established audit, option, executive compensation, and nominating committees. Currently, Messrs. Timmerman, Steinbach, Bird, Jung, and Doll serve as members of the committees. Mr. Doll has decided not to stand for re-election as a Board member, and he will continue to serve on the committees until the 2006 Annual Meeting.

     The Audit Committee discusses the annual audit and resulting letter of comments to management, consults with the auditors and management regarding the adequacy of internal controls, reviews the Company's financial statements with management and the outside auditors prior to their issuance, discusses with management the process used to support the Chief Executive Officer and Chief Financial Officer certifications that accompany the Company's periodic filings, appoints the independent auditors for the next year, reviews and approves all audit and non-audit services pursuant to Section 10A of the Securities Exchange Act of 1934, manages the Company's internal audit department, and reviews and maintains procedures for the anonymous submission of complaints concerning accounting and auditing irregularities. The Audit Committee periodically meets in executive session with the independent auditors and with the head of the internal audit department, in each case without the presence of management. All current Audit Committee members are "independent" as defined in the applicable listing standards of the NASD. The Board of Directors has determined that each Audit Committee member has sufficient knowledge in financial and auditing matters to serve on the Committee and has designated Mr. Jung as an audit committee financial expert as defined by the Securities and Exchange Commission ("SEC"). The Audit Committee charter, which has been approved by the Board of Directors, is posted on the Company's website, www.werner.com, and was previously filed as an appendix to the Company's 2004 proxy statement. This information is not deemed to be "soliciting material" or to be "filed" with the SEC or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 except to the extent the Company specifically requests that such information be incorporated by reference or treated as soliciting material.

     The Option Committee administers the Company's Stock Option Plan. It has the authority to determine the recipients of options and stock appreciation rights, the number of shares subject to such options and the corresponding stock appreciation rights, the date on which these options and stock appreciation rights are to be granted and are exercisable, whether or not such options and stock appreciation rights may be exercisable in installments, and any other terms of the options and stock appreciation rights consistent with the terms of the plan.

     The Executive Compensation Committee reviews and approves the compensation of all executive officers and makes recommendations to the Board of Directors with respect to the compensation of executives. All current

Executive Compensation Committee members are "non-employee directors" as defined by Rule 16b-3 under the Securities Exchange Act of 1934, are "outside directors" as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended, and are "independent" as defined in the applicable listing standards of the NASD. The Compensation Committee charter is posted on the Company's website, www.werner.com.

     The Nominating Committee assists the Board in identifying, evaluating, and recruiting qualified candidates for election to the Board and recommends for the Board's approval the director nominees for any election of directors. All current Nominating Committee members are "independent" as defined in the applicable listing standards of the NASD. The Nominating Committee charter is posted on the Company's website, www.werner.com.

     The Board of Directors held four (4) meetings (in addition, three (3) executive sessions of the independent directors were held without the presence of management) and acted one (1) time by unanimous written consent during the year ended December 31, 2005. There were four (4) meetings of the audit committee (including four (4) executive sessions with the independent auditors and four (4) executive sessions with the manager of internal audit, all without the presence of management), three (3) meetings of the executive compensation committee, three (3) meetings of the option committee, and one
(1) meeting of the nominating committee during that period. All directors participated in 75% or more of the aggregate of the total number of Board of Directors meetings and the total number of meetings held by committees on which they served, and the average attendance was 95%. The Company encourages directors to attend annual meetings, although it does not have a formal policy regarding director attendance at these meetings. All directors attended the Company's Annual Meeting of Stockholders in May 2005, and the Company anticipates that most, if not all, of its directors will attend the 2006 Annual Meeting of Stockholders.

     Directors who are not employees of the Company receive an annual retainer of $10,000, paid in equal quarterly installments, and the Audit Committee Chairman receives an additional annual retainer of $10,000, also paid quarterly. In addition, all non-employee Directors receive a fee of $2,000 for each meeting of the Board of Directors and for each committee meeting if not held on a day on which a meeting of the Board of Directors is held. Directors are also reimbursed for travel expenses incurred to attend meetings of the Board of Directors and committee meetings. Directors who are also employees of the Company receive no additional compensation for service as a Director.

Executive Officers

     The following table sets forth the executive officers of the Company and the capacities in which they serve.


      Name                Age               Capacities In Which They Serve
      ----                ---               ------------------------------
Clarence L. Werner        68     Chairman of the Board and Chief Executive Officer
Gary L. Werner            48     Vice Chairman
Gregory L. Werner         46     President and Chief Operating Officer
Daniel H. Cushman         51     Senior Executive Vice President and Chief Marketing
                                 Officer
Derek J. Leathers         36     Senior Executive Vice President - Value Added Services
H. Marty Nordlund         44     Senior Executive Vice President - Specialized Services
Robert E. Synowicki, Jr.  47     Executive Vice President and Chief Information Officer
Richard S. Reiser         59     Executive Vice President and General Counsel
John J. Steele            48     Executive Vice President, Treasurer and Chief Financial
                                 Officer
Jim S. Schelble           45     Executive Vice President - Sales and Marketing


     See "ELECTION OF DIRECTORS AND INFORMATION REGARDING DIRECTORS" for information regarding the business experience of Clarence L. Werner, Gary L. Werner, and Gregory L. Werner.

     Daniel H. Cushman joined the Company in 1997 as Director of National Accounts. He was promoted to Vice President - Sales, Van Division, in April 1999, Senior Vice President - Van Division in December 1999, Senior Vice President - Marketing and Operations in 2001, Executive Vice President and Chief Marketing Officer in 2002, and Senior Executive Vice President and Chief Marketing Officer in 2004. Mr. Cushman was President of Triple Crown Services in Fort Wayne, Indiana for four years prior to joining the Company and held various other management positions at Triple Crown Services starting in 1988. From 1978 to 1988, Mr. Cushman was employed by Roadway Express in Akron, Ohio.

     Derek J. Leathers joined the Company in 1999 as Managing Director - Mexico Division. He was promoted to Vice President - Mexico Division in 2000, Vice President - International Division in 2001, Senior Vice President
- International in 2003, Executive Vice President - International in 2004, and was named Senior Executive Vice President - Value Added Services in February 2006. Mr. Leathers was Vice President of Mexico Operations for two years at Schneider National, a large truckload carrier, prior to joining the Company and held various other management positions during his eight-year career at Schneider National.

     H. Marty Nordlund joined the Company in 1994 as an account executive. He was promoted to Director of Dedicated Fleet Services in 1995, Senior Director of Dedicated Fleet Services in 1997, Vice President - Dedicated Fleet Services in 1998, Vice President - Specialized Services in 2001, Senior Vice President - Specialized Services in 2003, Executive Vice President - Specialized Services in August 2005, and was named Senior Executive Vice President - Specialized Services in February 2006. Prior to joining the Company, Mr. Nordlund held various management positions with Crete Carrier Corporation.

     Robert E. Synowicki, Jr. joined the Company in 1987 as a tax and finance manager. He was appointed Treasurer in 1989, became Vice President, Treasurer and Chief Financial Officer in 1991, Executive Vice President and Chief Financial Officer in March 1996, Executive Vice President and Chief
Operating Officer in November 1996, and Executive Vice President and Chief Information Officer in 1999. Mr. Synowicki is a certified public accountant and was employed by the firm of Arthur Andersen & Co., independent public accountants, from 1983 until his employment with the Company in 1987. Mr. Synowicki also serves on the Board of Directors of Blue Cross and Blue Shield of Nebraska.

     Richard  S.  Reiser  joined  the Company as Vice President  and  General
Counsel  in  1993, and was promoted to Executive Vice President  and  General
Counsel in 1996. Mr. Reiser was a partner in the Omaha office of the law firm of Nelson and Harding from 1975 to 1984. From 1984 until his employment with the Company, he was engaged in the private practice of law as a principal and director of Gross & Welch, a professional corporation, Omaha, Nebraska.

     John J. Steele joined the Company in 1989 as Controller. He was elected Corporate Secretary in 1992, Vice President - Controller and Corporate Secretary in 1994, Vice President, Treasurer and Chief Financial Officer in 1996, Senior Vice President, Treasurer and Chief Financial Officer in 2004, and was named Executive Vice President, Treasurer and Chief Financial Officer in August 2005. Mr. Steele is a certified public accountant and was employed by the firm of Arthur Andersen & Co., independent public accountants, from 1979 until his employment with the Company in 1989.

     Jim S. Schelble joined the Company in 1998 as Manager of New Business Development. He was promoted to Director of National Accounts in 1999, Senior Director of Dedicated Services in 2000, Associate Vice President of Corporate and Dedicated Sales in 2002, Vice President - Sales in 2003, Senior Vice President - Sales in 2004 and was named Executive Vice President - Sales and Marketing in August 2005. Prior to joining the Company, Mr. Schelble spent twelve years with Roadway Express in a variety of management positions within operations, sales, and marketing.

     Under the Company's bylaws, each executive officer holds office for a term of one year or until his successor is elected and qualified. The executive officers of the Company are elected by the Board of Directors at its Annual Meeting immediately following the Annual Meeting of Stockholders.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file initial reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms and amendments thereto received by it and written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, during the year ended December 31, 2005, all filing requirements applicable to its officers, directors, and greater than ten percent beneficial owners were complied with in a timely manner.

                      SECURITY OWNERSHIP OF DIRECTORS,
                EXECUTIVE OFFICERS AND PRINCIPAL STOCKHOLDERS

     The authorized Common Stock of the Company consists of 200,000,000 shares, $.01 par value.

     The table below sets forth certain information as of March 20, 2006, with respect to the beneficial ownership of the Company's Common Stock by each director and each nominee for director of the Company, by each named executive officer of the Company named in the Summary Compensation Table herein, by each person known to the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, and by all executive officers, directors, and director nominees as a group. On March 20, 2006, the Company had 79,021,537 shares of Common Stock outstanding. Except as otherwise indicated in the footnotes to the following table, the Company believes that the beneficial owners of the Common Stock listed below have sole voting power and investment power with respect to such shares, subject to applicable laws. Unless otherwise noted, the business address of each beneficial owner set forth below is 14507 Frontier Road, Omaha, Nebraska 68138.


                                                        Beneficial Ownership
                                       -------------------------------------------------------
                                        Shares       Right to
    Name of Beneficial Owner             Owned      Acquire (1)      Total      Percent (2)
    ------------------------           ----------  ---------------  ---------  ---------------

Clarence L. Werner                     22,377,097    875,000       23,252,097      29.1%
Gary L. Werner (3)                      1,558,086    364,168        1,922,254       2.4%
Gregory L. Werner                       3,277,327    560,002        3,837,329       4.8%
Daniel H. Cushman                             416    149,900          150,316         *
Derek J. Leathers                           1,195     63,750           64,945         *
Gerald H. Timmerman                        13,666          -           13,666         *
Jeffrey G. Doll (4)                             -          -                -         *
Michael L. Steinbach                            -          -                -         *
Kenneth M. Bird                               500          -              500         *
Patrick J. Jung                             2,000          -            2,000         *
Duane K. Sather (4)                         6,000          -            6,000         *
Lord, Abbett & Co. LLC (5)              8,507,982          -        8,507,982      10.8%
Wellington Management Company, LLP (6)  5,143,902          -        5,143,902       6.5%
All executive officers, directors
  and director nominees as a group
  (16 persons)                         27,248,666  2,210,741       29,459,407      36.3%

___________
* Indicates less than 1%.

(1) Number of shares underlying stock options which are exercisable as of March 20, 2006, or which become exercisable 60 days thereafter.

(2) The percentages are based upon 79,021,537 shares, which equal the outstanding shares of the Company as of March 20, 2006. For beneficial owners who hold options exercisable within 60 days of March 20, 2006, the number of shares of Common Stock on which the percentage is based also includes the number of shares underlying such options.
(3) The shares shown for Gary L. Werner do not include (i) 479,497 shares held by the Gary L. Werner Irrevocable Inter Vivos QTIP Trust II, the sole trustee of which is Union Bank and Trust Company who has sole investment and voting power over the shares held by the trust, and
     (ii) 500,000 shares held by the Becky K. Werner Revocable Trust, the sole trustee of which is Becky K. Werner (Mr. Werner's wife) who has sole investment and voting power over the shares held by the trust. Mr. Werner disclaims actual and beneficial ownership of the shares held by the Gary L. Werner Irrevocable Inter Vivos QTIP Trust II and the shares held by the Becky K. Werner Revocable Trust.
(4) Mr. Doll has elected not to stand for re-election as a Board member after the 2006 Annual Meeting of Stockholders. Mr. Sather was nominated by the Board of Directors, upon the recommendation of the Nominating Committee, to fill this vacancy.
(5) Based on Schedule 13G as of December 30, 2005, as filed with the Securities and Exchange Commission by Lord, Abbett & Co. LLC, 90 Hudson Street, Jersey City, New Jersey 07302. Lord, Abbett & Co. LLC claims sole voting power and sole dispositive power with respect to these 8,507,982 shares and no shared voting or dispositive power with respect to any of these shares.
(6) Based on Schedule 13G as of December 30, 2005, as filed with the Securities and Exchange Commission by Wellington Management Company, LLP, 75 State Street, Boston, Massachusetts 02109. Wellington Management Company, LLP claims shared voting power with respect to 3,665,252 shares, shared dispositive power with respect to 5,143,902 shares, and no sole voting or dispositive power with respect to any of these shares.

                EXECUTIVE COMPENSATION AND OTHER INFORMATION

     The table below summarizes the compensation paid by the Company and its subsidiaries to the Company's Chief Executive Officer and to the Company's four most highly compensated executive officers other than the Chief Executive Officer who were serving as executive officers at December 31, 2005 for services rendered in all capacities to the Company and its subsidiaries during the three fiscal years ended December 31, 2005.


                         SUMMARY COMPENSATION TABLE

                                                                                Long Term
                                                                              Compensation
                                              Annual Compensation                Awards
                                       -------------------------------------  ------------

                                                                Other Annual   Securities     All Other
                                                                Compensation   Underlying   Compensation
  Name and Principal Position   Year   Salary ($)   Bonus ($)        ($)       Options(#)       ($)(1)
  ---------------------------   ----   ----------   ---------   ------------   ----------   ------------
Clarence L. Werner              2005    715,000      350,000          -                -          -
Chairman and                    2004    715,000      300,000          -          100,000          -
Chief Executive Officer         2003    682,668      300,000          -                -          -

Gary L. Werner                  2005    335,862      210,000          -                -          -
Vice Chairman                   2004    334,733      190,000          -          100,000          -
                                2003    323,208      160,000          -                -          -

Gregory L. Werner               2005    424,500      300,000          -                -          -
President and                   2004    426,000      250,000          -          100,000          -
Chief  Operating Officer        2003    415,862      200,000          -                -          -


Daniel H. Cushman               2005    310,870      215,000          -           35,000      1,350
Senior Executive Vice           2004    310,870      200,000          -          100,000      1,398
President and Chief             2003    291,277      150,000          -                -      1,125
Marketing Officer

Derek J. Leathers               2005    244,503      200,000          -           20,000      1,350
Senior Executive Vice           2004    244,253      140,000          -           35,000      1,398
President - Value Added         2003    230,086       95,000          -                -      1,305
Services

_________________
(1) All other compensation for 2005 for Mr. Cushman reflects the Company's contribution to the individual 401(k) retirement savings plan of $1,057 and the Company's contribution to the employee stock purchase plan of $293 and for Mr. Leathers reflects the Company's contribution to the individual 401(k) retirement savings plan of $1,057 and the Company's contribution to the employee stock purchase plan of $293.


                                OPTION GRANTS IN LAST FISCAL YEAR

                                       Individual Grants
                      --------------------------------------------------
                       Number of                                            Potential Realizable Value
                      Securities    % of Total                                At Assumed Annual Rates
                      Underlying     Options                                of Stock Price Appreciation
                        Options     Granted to     Exercise                      For Option Term(2)
                        Granted    Employees in     Price     Expiration    ---------------------------
     Name               (1)(#)      Fiscal Year   ($/Share)      Date           5%($)         10%($)
     ----             ----------   ------------   ---------   ----------    ------------  -------------
Clarence L. Werner           -            -              -            -              -             -
Gary L. Werner               -            -              -            -              -             -
Gregory L. Werner            -            -              -            -              -             -
Daniel H. Cushman       35,000         8.4%         $16.68     10/22/15        367,149       930,427
Derek J. Leathers       20,000         4.8%         $16.68     10/22/15        209,799       531,672

_________________
(1) Options become exercisable in installments of 25%, 20%, 20%, 20% and 15% after the expiration of 24, 36, 48, 60 and 72 months, respectively, from the date of grant.
(2) The potential realizable values assume 5% and 10% annual rates of stock price appreciation from the grant date based on the options being outstanding for ten years (expiration of option term). The actual realizable value of the options in this table depends upon the actual performance of the Company's stock during the actual period the options are outstanding.


               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR END OPTION VALUES

                                          Number of Securities         Value of Unexercised
                                         Underlying Unexercised            In-The-Money
                     Shares                    Options At                   Options At
                    Acquired                December 31, 2005          December 31, 2005(1)
                       On     Value    --------------------------   ---------------------------
                    Exercise Realized  Exercisable  Unexercisable    Exercisable  Unexercisable
     Name             (#)      ($)        (#)            (#)             ($)           ($)
     ----           -------- --------  -----------  -------------    -----------  -------------
Clarence L. Werner   50,000  668,715     950,000       475,000       10,377,411     4,089,789
Gary L. Werner       50,000  657,975     389,168       237,500        4,297,796     1,586,356
Gregory L. Werner    70,000  854,882     635,002       283,335        7,018,376     2,069,493
Daniel H. Cushman         -        -     124,900       168,335        1,400,511       595,204
Derek J. Leathers         -        -      55,000        75,418          620,281       329,936

_________________
 (1) Based on the $19.70 closing price per share of the Company's Common Stock on December 30, 2005.

                BOARD EXECUTIVE COMPENSATION COMMITTEE REPORT
                          ON EXECUTIVE COMPENSATION

     The following report is not deemed to be "soliciting material" or to be "filed" with the SEC or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 except to the extent the Company specifically requests that such information be incorporated by reference or treated as soliciting material.

     The Executive Compensation Committee of the Board of Directors has furnished the following report on executive compensation:

     The Executive Compensation Committee annually reviews and approves the compensation for the Chairman and Chief Executive Officer ("CEO") of the
Company.   In  turn,  the  Chairman  and  CEO  reviews  and  recommends   the
compensation for the Vice Chairman and the President and Chief Operating Officer. Compensation for other executive officers is reviewed and recommended by the Chairman and CEO, Vice Chairman, and the President and Chief Operating Officer. The Executive Compensation Committee reviews and approves the total compensation for the executive officers of the Company, including the Chairman and CEO.

     As  with  all  employees,  compensation  for  the  Company's   executive
officers, including Clarence L. Werner, Chairman and CEO, is based on individual performance and the Company's financial performance. The Company's financial performance is the result of the coordinated efforts of all employees, including executive officers, through teamwork focused on meeting the expectations of customers and stockholders. The Company strives to compensate its executive officers, including the Chairman and CEO, based upon the following key factors: (1) salary levels of executives employed by competitors in the trucking industry and other regional and national companies, (2) experience and pay history with the Company, (3) retention of key executives of the Company, and (4) relationship of individual and Company financial performance to compensation increases.

     Base  salaries  and the annual bonus are determined based on  the  above factors. The annual bonus allows executive officers to earn additional compensation depending on individual and Company financial performance. Company financial performance is evaluated by reviewing such factors as the Company's operating ratio, earnings per share, revenue growth, and size and performance relative to competitors in the trucking industry. Individual performance is evaluated by reviewing the individual's contribution to these financial performance goals as well as a review of quantitative and qualitative factors. Stock options are used as a long-term compensation incentive and are intended to retain and motivate executives and management personnel for the purpose of improving the Company's financial performance, which should, in turn, improve the Company's stock performance. Stock options are granted periodically to executives and management based on the individuals' performance and potential contribution. Stock options are granted with exercise prices equal to the prevailing market price of the Company's stock on the date of the grant. Therefore, options only have value if the market price of the Company's stock increases after the grant date.

     The  Committee  compared the total compensation package for Mr. Clarence
L. Werner and the other top four Werner executives to the total compensation packages of many of the Company's publicly-traded competitors in the truckload industry, as disclosed in each company's most recently available proxy statement. Comparisons were made on the basis of total compensation per tractor operated, total compensation as a percentage of net income, and similar factors. Both the total compensation of the Company's CEO and the average total compensation of the Company's other executives disclosed in the summary compensation table were in the middle of the range of compensation paid by many of the Company's publicly-traded competitors in the truckload industry, based on total compensation per tractor operated and as a percentage of net income.

     The Executive Compensation Committee has determined it is unlikely that the Company would pay any significant amounts in the year ended December 2006 that would result in a loss of Federal income tax deduction under Section

162(m) of the Internal Revenue Code of 1986, as amended, and accordingly, has not recommended that any special actions be taken or that any plans or programs be revised at this time.

                                   Gerald H. Timmerman
                                   Jeffrey G. Doll
                                   Michael L. Steinbach
                                   Kenneth M. Bird
                                   Patrick J. Jung

    EXECUTIVE COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Executive Compensation Committee of the Board of Directors is comprised of Messrs. Timmerman, Doll, Steinbach, Bird, and Jung. None of the members of the Executive Compensation Committee during 2005 or as of the date of this proxy statement is or has been an officer or employee of the Company. There were no transactions between any member of the Executive Compensation Committee and the Company that occurred during 2005 which would require disclosure under Item 404 of Regulation S-K.

                        REPORT OF THE AUDIT COMMITTEE

     The following report is not deemed to be "soliciting material" or to be "filed" with the SEC or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 except to the extent the Company specifically requests that such information be incorporated by reference or treated as soliciting material.

     The Audit Committee of the Board of Directors is comprised of Messrs. Jung, Doll, Timmerman, Steinbach, and Bird. Mr. Jung is chairman of the Audit Committee. All of the committee members qualify as independent members of the Audit Committee under the National Association of Securities Dealers' listing standards. The primary purpose of the Audit Committee is to assist the Board of Directors in its general oversight of the Company's financial reporting process. The Audit Committee conducted its oversight activities for the Company in accordance with the duties and responsibilities outlined in the Audit Committee charter.

     The Company's management is responsible for the preparation, consistency, integrity, and fair presentation of the financial statements, accounting and financial reporting principles, systems of internal and disclosure controls, and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations. The Company's independent auditors, KPMG LLP, are responsible for performing an independent audit of the financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America.

     In conjunction with the preparation of the Company's 2005 audited financial statements, the Audit Committee met with both management and the Company's outside auditors to review and discuss the financial statements included in the Company's Annual Report on Form 10-K prior to their issuance and to discuss significant accounting issues. Management advised the Audit Committee that the financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee discussed the statements with both management and the outside auditors. The Audit Committee's review included discussion with the outside auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication With Audit Committees).

     With respect to the Company's outside auditors, the Audit Committee, among other things, discussed with KPMG LLP matters relating to its independence, including written disclosures made to the Audit Committee as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

     Based on the foregoing review and discussions, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2005, for filing with the Securities and Exchange Commission.

                                   Patrick J. Jung, Committee Chairman
                                   Jeffrey G. Doll
                                   Gerald H. Timmerman
                                   Michael L. Steinbach
                                   Kenneth M. Bird

                              PERFORMANCE GRAPH
               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

     The following graph is not deemed to be "soliciting material" or to be "filed" with the SEC or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 except to the extent the Company specifically requests that such information be incorporated by reference or treated as soliciting material.






                      [PERFORMANCE GRAPH APPEARS HERE]







                                     12/31/00  12/31/01  12/31/02  12/31/03  12/31/04  12/31/05
                                     --------  --------  --------  --------  --------  --------
Werner Enterprises, Inc. (WERN)       $100.0    $143.8    $170.5    $193.9    $226.5    $198.7
Standard & Poor's 500                 $100.0    $ 88.1    $ 68.6    $ 88.3    $ 97.9    $102.8
Nasdaq Trucking Group (SIC Code 42)   $100.0    $132.0    $157.3    $203.9    $281.6    $273.0


     Assuming the investment of $100 on December 31, 2000, and reinvestment of all dividends, the graph above compares the cumulative total stockholder return on the Company's Common Stock for the last five fiscal years with the cumulative total return of the Standard & Poor's 500 Market Index and an index of other companies that are in the trucking industry (Nasdaq Trucking Group - Standard Industrial Classification ("SIC") Code 42) over the same period. The Company's stock price was $19.70 as of December 30, 2005. This was used for purposes of calculating the total return on the Company's Common Stock for the year ended December 31, 2005.

                            CERTAIN TRANSACTIONS

     The Company leases certain land from the Clarence L. Werner Revocable Trust (the "Trust"), a related party. Clarence L. Werner, Chairman of the
Board and Chief Executive Officer, is the sole trustee of the Trust. The land and related improvements consist of lodging facilities and a sporting clay range and are used by the Company for business meetings and customer promotion.

     During 2001, the Company and the Trust entered into a new 10-year lease with the term of the lease beginning June 1, 2002. The new lease provides for termination of the original lease which began in 1994. The new lease provides the Company with the option to extend the lease for two additional 5-year periods following the initial term. The Company will make annual rent payments of one dollar ($1) to the Trust for use of the land. The Company is responsible for all real estate taxes and maintenance costs related to the land, which totaled less than $60,000 for 2005. At any time during the term of the lease or any extensions thereof, the Company has the option to purchase the land from the Trust at its current market value, excluding the value of all leasehold improvements made by the Company. The Company also has right of first refusal to purchase the land or any part thereof if the Trust has an offer from an unrelated third party to purchase the land. The Trust has the option at any time during the lease to demand that the Company exercise its option to purchase the land at its current market value, excluding the value of all leasehold improvements made by the Company. If the Company elects not to purchase the land as demanded by the Trust, then the Company's option to purchase the land at any time during the lease is forfeited; however, the Company will still have right of first refusal related to a purchase offer from an unrelated third party. If the Company terminates the lease prior to the expiration of its 10-year term and elects not to purchase the land from the Trust, then the Trust agrees to pay the Company the cost of all leasehold improvements, less accumulated depreciation calculated on a straight-line basis over the term of the lease (10 years). If, at the termination of the initial 10-year lease term, or any of the two additional 5-year renewal periods, the Company has not exercised its option to purchase the land at its current market value, the leasehold improvements shall be the property of the Trust. However, it is the Company's current intention to exercise its option to purchase the land at its current market value prior to the completion of the initial 10-year lease period or any of the two additional 5-year renewal periods. The Company has made leasehold improvements to the land of approximately $6.1 million since inception of the original lease in 1994.

     On April 17, 2000, the Company entered into an agreement with WRG Development, L.L.C. to sell 2.746 acres of land near the Company's Dallas, TX, terminal to WRG Development, L.L.C. or its nominee (WRG Dallas, L.L.C.) for $361,330. The closing date for the 2.746 acres was January 10, 2001. The agreement also included an option for WRG Dallas, L.L.C. to purchase approximately .783 additional acres for an approximate price of $90,000, which was exercised on June 30, 2005. The Company realized a gain of approximately $55,000 on the transaction. The Clarence L. Werner Revocable Trust (the "Trust"), a related party, owned a one-third interest in WRG Development, L.L.C. and WRG Dallas, L.L.C. Clarence L. Werner, Chairman of the Board and Chief Executive Officer, is the sole trustee of the Trust. On February 28, 2005, the Trust assigned its one-third ownership interests in WRG Dallas, L.L.C. and WRG Development, L.L.C. to the Company for a payment of ten dollars ($10). The Company assumed one-third ownership in this 71-room motel that had an appraised value of $2.6 million and outstanding notes payable of $2.2 million. This motel had positive net income in 2004, after all expenses, including depreciation and interest expense. The Company agreed to hold Clarence L. Werner and the Clarence L. Werner Revocable Trust harmless with respect to any guarantee of debt executed prior to the date of assignment.

     In a separate agreement with WRG Dallas, L.L.C. on September 27, 2000, the Company committed to rent a guaranteed number of rooms in the lodging facility constructed and operated on the land purchased from the Company. In April 2002, the Company and WRG Dallas, L.L.C. signed an addendum to this agreement. The terms of the addendum provide that the Company will pay for an average of 40 rooms per day per week at fixed rates depending on room size and amenities. The contract provides for an annual 10% increase in the number of rooms guaranteed by the Company and a 3% annual increase in the fixed room rates. The original room rental agreement became effective September 16, 2001 and has a six-year term, the duration of which was not modified by the April 2002 addendum. The Company paid WRG Dallas, L.L.C.
$944,500 during the year ended December 31, 2005 for the rental of rooms. All amounts paid by the Company in 2005 were for rooms used by the Company's employees, primarily its drivers. The Company believes that these transactions are on terms no less favorable to the Company than those that could be obtained from unrelated third parties, on an arm's length basis.

     The Company in the following capacities employs family members of certain executive officers. Clarence L. Werner's brother, Vern Werner, is employed as Manager of Owner-Operator Conversions; Clarence L. Werner's sister-in-law, Julie Downing, is employed as Assistant Director of Corporate Services; Clarence L. Werner's brother-in-law, Eric Downing, is employed as Director of Specialized Services; Clarence L. Werner's son-in-law, Scott Robertson, is employed as Director-Aviation; Gary L. Werner's brother-in-law, Daniel Matthew, is employed with Fleet Truck Sales; Gregory L. Werner's son, Clint Werner, is employed as Assistant Director of the Omaha body shop; and Daniel H. Cushman's sister, Nancy Von Esh, is employed as Account Executive. The Company compensated in excess of $60,000 in total compensation to each of these seven individuals. The aggregate total compensation paid to these seven individuals in 2005 was $647,632.

     During 2005, the Company paid $6,291,109 to Pegasus Enterprises, LLC which is owned by Clarence L. Werner's brother, Vern Werner, and sister-in-law and paid $475,936 to D-W Trucking, in which Vern Werner has a 50% ownership interest. Pegasus Enterprises, LLC and D-W Trucking lease tractors and drivers to the Company as owner-operators. At December 31, 2005, the
Company had notes receivable from Pegasus Enterprises, LLC of $1,104,918 related to the sale of 32 used trucks. The payments to Pegasus Enterprises, LLC and D-W Trucking are based on the same per-mile settlement scale as the Company's other similar owner-operator contractors. The terms of the note agreements with and the tractor sales prices to Pegasus Enterprises, LLC are no less favorable to the Company than those that could be obtained from unrelated third parties, on an arm's length basis.

     Clarence L. Werner utilized the Company's aircraft for non-business purposes during 2005. Mr. Werner reimbursed the Company $107,733 representing the aggregate incremental cost associated with the personal flights, which is higher than the imputed income calculated for income tax purposes in accordance with Internal Revenue Service rules.

                       INDEPENDENT PUBLIC ACCOUNTANTS

     The firm of KPMG LLP is the independent registered public accounting firm of the Company. The following table presents fees for professional audit services rendered by KPMG LLP for the audit of the Company's annual financial statements and the Company's internal control over financial reporting for the years ended December 31, 2005 and 2004, and fees for other services rendered by KPMG LLP during those periods.


                                         2005         2004
                                       --------     --------
      Audit Fees                       $398,668     $422,040
      Audit-Related Fees                  6,500       11,111
      Tax Fees                                0            0
      All Other Fees                          0            0
                                       --------     --------
      Total                            $405,168     $433,151
                                       ========     ========


     Audit fees relate to services rendered for the audit of the Company's annual financial statements and review of financial statements included in the Company's Form 10-Q. Audit fees also includes fees for services rendered for the audits of management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting. Audit-related fees include fees for SEC registration statement services and benefit plan audits. Tax fees are defined as fees for tax compliance, tax advice and tax planning.

     The Audit Committee has reviewed the services provided related to the audit-related fees billed by KPMG LLP and believes that these services are compatible with maintaining KPMG LLP's independence with regard to the audit of the Company's financial statements. It is anticipated that the Audit Committee, at its next scheduled meeting, will approve KPMG LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2006. Representatives of KPMG LLP will be present at the Annual Meeting of Stockholders, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions from stockholders.

  POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND NON-AUDIT SERVICES OF
                       INDEPENDENT PUBLIC ACCOUNTANTS

     The Audit Committee's policy is to pre-approve all audit and non-audit services provided by the independent public accountants. Prior to engagement of the independent public accountants for the next year's audit, management will submit to the Audit Committee for approval a list of all audit and non-audit services expected to be rendered during that year and the budgeted fees for those services. The Audit Committee pre-approves these services by category of service (audit, audit-related, tax and other) prior to commencement of the engagement. If circumstances arise where it becomes necessary to engage the independent public accountants for additional services not contemplated in the original pre-approval, the Audit Committee will approve those additional services prior to commencement of the engagement. The Audit Committee may delegate pre-approval authority to the Chair of the Audit Committee, provided that the Chair reports any such pre-approval decisions to the Audit Committee at its next scheduled meeting. The independent public accountants and management periodically report to the full Audit Committee regarding the extent of services provided by the independent public accountants in accordance with this pre-approval, and the fees for the services performed to date. None of the fees paid to the independent public accountants during 2005 and 1% of the fees paid to the independent public accountants during 2004 under the categories Audit-Related, Tax and All Other fees described above were approved by the Audit Committee after services were rendered pursuant to the de minimus exception established by the SEC.

                            STOCKHOLDER PROPOSALS

     Stockholder proposals intended to be presented at the 2007 Annual Meeting of Stockholders must be received by the Secretary of the Company on or before December 5, 2006, to be eligible for inclusion in the Company's 2007 proxy materials. The inclusion of any such proposal in such proxy material shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended. Nominations for directors to be elected at the 2007 Annual Meeting of Stockholders may be submitted by stockholders by delivery of such nominations in writing to the Secretary of the Company by December 5, 2006. For a description of the process for submitting such nominations, see "Director Nomination Process" on page 2 of this Proxy Statement.

     Stockholder proposals submitted for presentation at the 2006 Annual Meeting but not included in our proxy materials must be received by the Secretary of the Company at its headquarters in Omaha, Nebraska no later than April 19, 2006. Such proposals must set forth (i) a brief description of the business desired to be brought before the Annual Meeting and the reason for conducting such business at the Annual Meeting, (ii) the name and address of the stockholder proposing such business, (iii) the class and number of shares of the Company's Common Stock beneficially owned by such stockholder and (iv) any material interest of such stockholder in such business. Only stockholders of record as of March 20, 2006, are entitled to bring business before the Annual Meeting.

        DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

     The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders; provided, that stockholders are not holding shares in nominee name. This process, which is commonly referred to as "householding," potentially provides extra convenience for stockholders and cost savings for companies. After receipt of written consent, the Company and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from one or more of the stockholders. The Company undertakes to deliver promptly upon written or oral request a separate copy of the annual report or proxy statement, as applicable, to a stockholder at a shared address to which a single copy of the documents was delivered. A stockholder who wishes to receive a separate copy of a proxy statement or annual report, or one who is receiving multiple copies and wishes to receive only one, should provide written notification to the broker if the shares are held in a brokerage account or the Company if the stockholder holds registered shares. Stockholders can notify the Company by sending a written request to Werner Enterprises, Inc., Corporate Secretary, P.O. Box 45308, Omaha, NE 68145 or by calling (402) 895-6640.

                               OTHER BUSINESS

     Management of the Company knows of no business that will be presented for consideration at the Annual Meeting of Stockholders other than that described in the Proxy Statement. As to other business, if any, that may properly be brought before the meeting, it is intended that proxies solicited by the Board will be voted in accordance with the best judgment of the person voting the proxies.

     Stockholders are urged to complete, date, sign, and return the proxy enclosed in the envelope provided or vote their shares by telephone or via the Internet. Prompt response will greatly facilitate arrangements for the meeting, and your cooperation will be appreciated.

                                   By Order of the Board of Directors

                                   /s/ James L. Johnson

                                   James L. Johnson
                                   Senior Vice President, Controller
                                     and Corporate Secretary

                           WERNER ENTERPRISES, INC.
                             Post Office Box 45308
                          Omaha, Nebraska  68145-0308
                            _______________________

                                 FORM OF PROXY
                            _______________________

     This Proxy is solicited on behalf of the Board of Directors for the Annual Meeting of Stockholders to be held May 9, 2006. The undersigned hereby appoints Clarence L. Werner and Gary L. Werner, and each of them, as proxy, with full power of substitution in each of them and hereby authorizes them to represent and vote, as designated below, all the shares of Common Stock of Werner Enterprises, Inc., held of record by the undersigned as of March 20, 2006, at the Annual Meeting of Stockholders to be held on May 9, 2006, and any adjournments thereof.


1.   Election of Directors.
           (Check only one box below. To withhold authority for any individual nominee, strike through the name of the nominee.)

     [   ] To vote for the nominees listed below:

               Clarence L. Werner
               Patrick J. Jung
               Duane K. Sather
      or

     [   ] To withhold authority to vote for all nominees listed above.


2. In their discretion, the proxy is authorized to vote upon such other business as may properly come before the meeting.


     This Proxy, when properly executed, will be voted in the manner directed hereon by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR the election of all nominees for director. Please sign exactly as your name appears. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title. If signing as a corporation, please sign the full corporate name by the President or another authorized officer. If a partnership, please sign in the partnership name by an authorized person.




______________________  _________  _______________________________  ___________
Signature               Date       Signature if held jointly        Date

Please mark, sign, date, and promptly return this form of proxy using the enclosed self-addressed, postage-paid return envelope.